UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934
__________________________

GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	32-0163571 (I.R.S. Employer Identification No.)

39 East Union Street, Pasadena, California (Address of principal executive offices)	91103 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	Name of each Exchange on which each class is to be registered: NASDAQ Global Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.      ☐

Securities Act registration file number to which this form relates: 333-187687

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock of General Finance Corporation (“GFN”) to be registered pursuant to this Form 8-A is contained in the “Description of Series C Preferred Stock in this Offering” in Amendment No. 3 to the Registration Statement on Form S-1 of GFN (File No. 333-187687) filed with the Securities and Exchange Commission on May 3, 2013, and is incorporated herein by reference. Any prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation filed April 4, 2006 (incorporated by reference to Exhibit 3.1 of Registrant’s Form S-1, File No. 333-129830).
3.8	Amended and Restated Bylaws as of October 30, 2007 (incorporated by reference to Exhibit 3.2 of Registrant’s Form 10-Q for the quarter ended September 30, 2007).
3.9
Certificate of Designations, Preferences and Rights of 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.7 of
Registrant’s Amendment No. 2 to Form S-1, File No. 333-187687 filed on May 3, 2013).

4.2	Specimen Series C Cumulative Redeemable Perpetual Preferred Stock Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL FINANCE CORPORATION

Dated: May 9, 2013	By:	/s/ Christopher A. Wilson
Christopher A. Wilson
General Counsel, Vice President & Secretary

EXHIBIT INDEX
Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation filed April 4, 2006 (incorporated by reference to Exhibit 3.1 of Registrant’s Form S-1, File No. 333-129830).

3.8	Amended and Restated Bylaws as of October 30, 2007 (incorporated by reference to Exhibit 3.2 of Registrant’s Form 10-Q for the quarter ended September 30, 2007).

3.9
Certificate of Designations, Preferences and Rights of 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.7 of
Registrant’s Amendment No. 2 to Form S-1, File No. 333-187687 filed on May 3, 2013).

4.2	Specimen Series C Cumulative Redeemable Perpetual Preferred Stock Certificate

2